Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        1
Stock Option Exchange Program
November 12, 2009
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Exhibit (a)(1)(G)

Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        2
Today’s Meeting
Glossary of Terms
Why offer an option exchange program?
Choosing to participate
How the exchange process works
Vesting of restricted stock rights
Stock Option Summary examples
Key terms of restricted stock rights
Pros and cons
Tax implications
Resources
Important dates
Thank you
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        3
Important Information
This presentation is only a summary of the offer to exchange eligible options
You should read the Offer to Exchange and your personalized
Election Form carefully to be sure you understand all the terms and conditions of the offer
If there is any inconsistency between this presentation and either the
Offer to Exchange or your Election Form, the Offer to Exchange and the Election Form will control
If you have any questions about the offer or any of the materials related to the offer, please contact Karen Pereira at
optionexchange@zoran.com
or (408) 523-6596
Although our Board of Directors approved the offer, neither the
Compensation Committee, nor our Board of Directors, nor any
officer of Zoran is permitted to recommend, and none of them recommends, whether or not you should accept the offer.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        4
Glossary of Terms
Restricted Stock Unit (RSU)
- The right to receive shares of stock
on a future date, subject to vesting criteria
Stock Options
- The right to purchase shares of stock at a
specified price for a specified period, regardless of the actual market price of the stock at the time the option is exercised
Exercise Price or Strike Price
- The dollar amount per share
required to exercise your option to purchase shares
Vesting
- Rules that govern how long you must wait to :
Exercise your stock options, (i.e. you must wait one year or more), or
Become eligible to receive unrestricted shares of stock under an RSU
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        5
Why offer an option exchange program?
Retain and motivate employees to contribute to Zoran’s future growth and success
Restore incentives for those of you currently holding underwater stock options
Maintain competitive employee compensation programs
Better align your interests with those of our stockholders
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        6
What the exchange program means to you
Zoran is offering you a choice to keep or exchange certain of your current stock options
Eligible employees holding options with an exercise price more than the greater of
$12.00 or the closing sale price of Zoran common stock reported on the Nasdaq
Global Market on date the offer expires may voluntarily elect to:
Keep the current stock option grants including the
current exercise price and vesting provisions
Keep Stock Options
Exchange Stock Options
Surrender any or all eligible stock option grants and
receive new RSUs
Stock options are exchanged on a grant-by-grant
basis (no partial exchanges of eligible grants are
allowed)
RSUs will be awarded in exchange for the options
you surrender
The number of RSUs you receive will be
determined based on an exchange of one RSU for
every 3.5 shares subject to the surrendered option
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        7
IF you choose to participate…
You may exchange one or more of your eligible stock
option grants
You must tender the entire outstanding, unexercised
portion of a stock option grant.  Partial option grants
cannot be accepted for exchange
You will receive a personalized election form that lists
your potentially eligible options
Review the Offer to Exchange
Review the current market price for our common stock on NASDAQ
Review the “2005 Plan” and the applicable form of RSU agreement for more information
Complete, sign, date and return the election form before
9:00pm Pacific time on December 10, 2009
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        8
IF you choose not to participate…
Your outstanding stock options will remain outstanding, according to the terms under which they were granted
You will not receive RSUs
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        9
IF you change your mind…
If you file an election to exchange any of your eligible options and you want to withdraw your election:
Complete, sign, date and return a Notice of Change Election indicating your election change before 9:00pm Pacific time on December 10,
2009
You will incur no penalty for choosing to withdraw
Your election will become irrevocable when the offer expires. You may not make any changes to your election after 9:00pm Pacific time on
December 10, 2009
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        10
How the stock option exchange process works
The Offer to Exchange began
November 12, 2009
and will end
December 10,
2009
at 9:00pm Pacific Time
“Eligible Options” means all outstanding stock options granted to you by Zoran
Corporation that
Have an exercise price that is greater than $12.00 per share
Were granted before November 12, 2007 and have a term that is scheduled to expire after November 12, 2011.
If you choose to participate in the stock option exchange program, you will receive one RSU for every 3.5 shares subject to your exchanged stock options
(so if your eligible option covered 700 shares, you would receive 200 RSUs in exchange for that option)
RSUs
Granted
Eligible
Stock Options
Options
You Elect to
Exchange
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        11
When will my new RSUs vest?
RSUs granted in exchange for eligible stock options will vest in six installments over a period of approximately three years after the grant date
The first scheduled vesting date for RSUs will be August 1, 2010
RSUs will be scheduled to vest every six months thereafter, with the last installment being scheduled to vest on February 1, 2013
The February 1 and August 1 vesting dates are intended to occur in open trading windows under our insider trading polices so that shares can be sold when the RSUs vest if desired or to cover the tax withholding obligations in locations where taxation occurs at vest
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        12
Stock Option Election Form Example
A.  Election.
As to each of my Eligible Options identified below, I hereby make the election indicated below on the line corresponding to that option to accept or reject the Offer as to that option (check the applicable box(es), sign under Section B of this form and return this form to Zoran.  You may elect to accept the Offer as to any or all of your Eligible Options.  If no election is checked for a particular Eligible Option, you will be deemed to have rejected the Offer as to that Eligible Option.  We will rely on the last valid election that we receive from you before the Offer deadline):
Eligible Options
Grant
Number
Date of
Grant
Per Share
Exercise
Price*
No. of
Shares
Originally
Granted
No. of Shares
Outstanding as
of November 6,
2009
Expiration
Date
Number of
Restricted
Stock Units
Offered
Election to
Accept or
Reject the
Offer
12345 7/8/2002 $20.19 700 700 7/8/2012 200   Accept
  Reject
67890 10/31/2003 $16.70 700 700 10/31/2013 200   Accept
  Reject
54321 6/5/2006 $25.25 700 700 6/5/2016 200   Accept
  Reject
  Accept
  Reject
* -  Please note that options that have an exercise price that is less than the closing price of our common stock on the date the Offer expires will not be exchanged.  Please see the Offer Circular for additional information.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        13
Comparing the value of new grants of RSUs
The “break-even”
stock price is the price of Zoran stock that would
result in the value of an eligible option being equal to the value of a replacement award of RSUs.  For these purposes, the value of the option is calculated by multiplying the number of shares subject to the option by the difference between the exercise price of the option and
Zoran’s
stock price, and the value of the RSUs is calculated by
multiplying the number of RSUs
by Zoran’s
stock price.
Example #1: Assume that you hold an eligible option for 700 shares at an exercise price of $16.00 per share. If you elect to exchange your eligible option, you would receive 200 RSUs in exchange.
The “break-even”
stock price for this option is $22.40.  This means
that the amount determined by multiplying the 700 shares subject to the option by the difference between $22.40 and the $16.00 exercise price is equal to the amount determined by multiplying the
200 RSUs by $22.40.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        14
Comparing the value of new grants of RSUs
Example #2:
Assume that you hold an eligible option for 700 shares at an exercise price of $20.00 per share.  If you elect to exchange your eligible option, you would receive 200 RSUs in exchange.
The “break-even”
stock price for this option is $28.00.  This means that the
amount determined by multiplying the 700 shares subject to the option by the difference between $28.00 and the $20.00 exercise price is equal to the amount determined by multiplying the 200 RSUs by $28.00.
Example #3:
Assume that you hold an eligible option for 700 shares at an exercise price of $24.00 per share.  If you elect to exchange your eligible option, you would receive 200 RSUs in exchange.
The “break-even”
stock price for this option is $33.60.  This means that the
amount determined by multiplying the 700 shares subject to the option by the difference between $33.60 and the $24.00 exercise price is equal to the amount determined by multiplying the 200 RSUs by $33.60.
Note that the examples above do not take into account additional vesting requirements on the new RSUs, taxes and the timing of taxes.  You should consider these factors and the “Risk Factors”
and other terms and conditions
described in the Offer Circular in assessing the relative values of your eligible option and a replacement award of RSUs.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        15
Key pros and cons of keeping
your stock
options
Opportunity for greater
appreciation if options
are ever “in-the-money”
Keep your current stock
option vesting status
No taxable event until the
options are exercised
Zoran stock must
appreciate significantly
prior to the options’
expiration dates to equal
the grant-date value of
the new restricted stock
units
Restricted stock units
will have value if Zoran’s
stock price remains
constant or declines,
while the share price
must increase for
options to have value
PROS
CONS
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        16
Key pros and cons of exchanging
your stock
options
RSUs will have value even if
Zoran’s stock price remains
constant or declines, while
the share price must
increase for options to have
value
Eligible options do not need
to be vested to qualify for
participation in the offer
RSUs require a minimum of
three years for “full
vesting”— even if the stock
options you surrender are
“fully vested”
You will receive fewer
shares in your award of
RSUs than the number of
option shares you
exchange, so you will
receive appreciation in the
value of fewer shares than
you would have had you
retained your stock options
and they were ever “in-the-
money”
RSUs may be taxable upon
vesting, even if you do not
sell them, depending on
local tax requirements
PROS CONS
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        17
Tax Implications for US, Israel and
China
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        18
U.S. Tax implications
The tax implications of the option exchange program depend on your country of residence
We believe that U.S. employees will incur no immediate U.S. federal income tax consequences as a result of either electing to retain your eligible options or electing to exchange eligible options for restricted stock rights
Employees of other jurisdictions should refer to the “Guide to
International Issues” (attachment F), included in the Offer to Exchange
U.S. taxpayers will recognize ordinary income when RSUs become vested
More information regarding tax implications due to the exchange can be found in the Offer to Exchange posted on ZNET
You are urged to consult tax and financial advisors before deciding whether to participate in the exchange program
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        19
Israel Tax implications – ITA tax ruling
Why is a tax ruling required?
The Israeli Tax Authority views a cancellation of Options and their replacement with a grant of RSUs as a taxable event.
What are we requesting?
The RSUs will be subject to the capital gains tax route of Section
102 of the Israeli Income Tax Ordinance.
The exchange will not be treated as a taxable event and no tax will be payable at time of exchange.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        20
Israel Tax implications – ITA tax ruling
Refresh our memory – What is Section 102?
Section 102 enables employees to enjoy preferable tax treatment, generally a tax rate of 25% on the appreciation of the share’s price from the date of grant of an award and until the date of sale of underlying shares.
Such benefit is given subject to certain conditions, including a holding period of the award by a trustee for at least 24 months from its date of grant (i.e. until December 10, 2011).
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        21
Israel Tax implications – ITA tax ruling
Sale before the lapse of such 24-month trust period – the
gain will be considered as ordinary income taxed at
marginal tax rates (up to 46% in 2009), and including
social security and national health insurance payments.
The 25% tax rate provided under the capital gains route
of Section 102 will not apply to the portion of any gain
from sale of shares issued in settlement of the RSUs
equal to the average closing price of a share on Nasdaq
during 30 trading days prior to the date of exchange.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        22
Israel Tax implications – ITA tax ruling
What does the Tax Ruling State?
1.
All RSUs will be subject to the capital gains tax route of Section
102.
2.
The 24-month trust period of the RSUs, as required under Section
102 will commence from the date of grant (December 10, 2009).
3.
The benefit up to the average closing price of Zoran’s share on
Nasdaq during 30 trading days prior to December 10, 2009, will be taxed as ordinary income, plus social security and national health insurance payments (“Ordinary Income Portion”). The
remaining portion of the benefit will be taxed at 25%.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        23
Israel Tax implications – ITA tax ruling
4.
For any RSUs replacing an eligible  option to Section 3(i) or
Section 102 (c) (non-trustee) of the Tax Ordinance-the Ordinary
Income Portion will not be lower, for each share, than:
The gain
realized upon
sale of a share
subject to the
RSUs
The number of days from the original date of
grant of your options until December 10, 2009
The number of days from the original date
of grant of your options until the date of
sale of the share subject to RSUs
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        24
Israel Tax implications – ITA tax ruling
5.
All tax is paid when shares are sold or released from the trustee.
6.
Option holders who wish to join the Tax Ruling will sign a
declaration confirming that they understand the Tax Ruling, will act in accordance with its provisions, and will  not request its amendment or replacement with another tax arrangement.
7.
The general terms of Section 102 will apply.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        25
Israel - Examples
102 Options (Capital gains tax route) exchange for RSUs
Original grant date: May 1 2006
Amount of options originally granted: 100
Amount of RSUs replacing cancelled options:100/3.5=28
Share price 30 days average: $11
Date of sale: December 12, 2011
Share price on date of sale: $20
Tax Payable:
Ordinary Income tax (50%): 50%*28*$11 = $154
Capital gains tax (25%): 25%*28*(20-11) = $63
Total tax payable: $154 + $63 = $217
Total gain (after tax): (28*$20) - $217 = $343
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        26
Israel – Examples (cont’d)
3(i) or 102(c) (non trustee) options exchanged for RSUs
Original grant date: November 1, 2003
RSUs Grant Date: December 10, 2009
Date of Sale: November 1, 2013
Amount of options originally granted: 100
Amount of RSUs replacing cancelled options: 100/3.5=28
Share price 30 days average:$11
Share price on date of sale: $20
Period from original grant date to RSUs Grant Date: 73.3 months
Period from original grant date to date of sale: 120 months
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        27
Israel – Examples (cont’d)
Calculation of the Ordinary Income Portion shall be the
higher of:
(i) 28 * $11 = $308; and
(ii) 73.3/120 * 28 * $20 = $342
Calculations of the capital gains portion:
(28 * $20) – 342 = 218
Calculation of tax:
Ordinary income tax (50%):
50% * $342 = $171
Capital gains tax (25%):
25% * $218 = $54.50
Total tax payable:
$171 + $54.50 = $225.50
Total gain (after tax):
(28*$20) - $225.50 = $334.50
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        28
China Tax Implications
This exchange program is intended to be value
for value on an aggregated basis
No China Individual Income Tax liability expected
upon exchange
However, no China rules on how to calculate “value
for value” so there could be some risk to employee
The tax implications that follow are based on the
most recent publications by the China tax
authorities.
The actual tax liability will be based on the tax rulings
actually in effect at the time of the exchange and then
at each time of vesting.
A local tax adviser should be contacted if you have
specific questions now or at the time of vesting
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        29
China Tax Implications (cont’d)
RSU’s will be subject to taxation upon vesting.
Most recent China tax publication Circular 461 may
apply, given employee does not pay anything to
acquire the shares:
Taxable Income = (Share market price on the registration
date
+
share market price on the vested date) / 2
x
number of
shares vested
The registration date is usually the grant date of the RSUs
IIT payable on income derived from the first exercise or
vesting of a stock incentive plan during a tax year is
calculated on the formula stipulated in Circular 35
If income is derived by an employee from multiple stock
incentive plans more than once during a tax year, the IIT is calculated on a consolidated basis according to Circular 35
and based on the progressive tax brackets, allowing credit for any taxes paid in respect of the earliest equity event in the year
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Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        30
Questions?
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        31
Resources for additional information
Document Description
Offer to Exchange
(Delivered by Email and Available on ZNET)
This document contains the complete terms and conditions of the offer (includes a list of common questions and answers regarding the exchange program).  All other documents are qualified in their entirety by the actual terms of the offer described in the Offer to
Exchange.
Election Form and Release Agreement
(Delivered by Email)
Document that you must sign and return to Zoran to participate in the offer. This document lists all of your option grants eligible for exchange and provides the exchange ratio and number of
restricted stock units that would be granted in exchange for each option.
Notice of Change of Election
(Delivered by Email)
Notice that you must sign and return to Zoran if you wish to withdraw from the program or change any options you previously elected to exchange.
Announcement of
Option Exchange Offer
(Delivered by Email)
An introductory announcement that provides an overview of the exchange program.
2005 Equity Incentive Plan
(Available on ZNET)
The company stock plan under which the restricted stock units will be granted.  All restricted stock rights are governed by the terms of this plan.
Restricted Stock Unit Agreement
(Available on ZNET and attached to the
Offer to Exchange)
Document that contains the terms of the restricted stock units.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        32
Important dates related to the exchange offer
Event Date
Initial date of Offer to Exchange November 12, 2009
End of Offer to Exchange Period December 10, 2009
Scheduled vesting dates of
replacement RSUs
August 1, 2010; February 1, 2011
August 1, 2011; February 1, 2012
August 1, 2012; February 1, 2013
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        33
The choice to exchange stock options is yours
Participation in this offer is voluntary and there are no penalties for electing not to participate. You must make your own decision as to whether or not to exchange your eligible options.
This presentation is intended to provide you an overview of key concepts.  We encourage you to thoroughly review the information contained in the “Offer to Exchange” document when evaluating the option exchange program
You should consult with your own advisors, including your tax advisor, before making any decisions regarding the offer.
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        34
Actions to take
If you choose to keep your current stock options, do nothing and your options will continue under their current terms
If you elect to exchange your stock options:
Complete and sign the Election Form
Submit the Election Form before 9:00pm Pacific time on December
10, 2009
See the offer circular for instruction on how to submit your Election
Form
If you change your mind and want to withdraw any eligible options you previously elected to exchange:
Complete and submit the Notice of Change of Election before 9:00pm
Pacific time on December 10, 2009
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Zoran Proprietary and Confidential – Not For Redistribution
Copyright 2009 Zoran Corporation All Rights Reserved
November 12, 2009        35
Thank you for attending!
Thank you for attending this presentation. While securities laws prevent us from answering questions relating to your specific circumstance, your moderator can show you where your questions may be answered in the offer to exchange document
You may also direct questions about the offer to:
optionexchange@zoran.com
For additional copies of the materials visit the ZNET site at
http://zshare/C12/Stock%20Administration/default.aspx
For additional copies of your personalized Election Form or a Notice of Change of Election, send an e-mail to
optionexchange@zoran.com
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